UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2006

ALTON VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-118077
(Commission File Number)

68-0542002
(IRS Employer Identification No.)

#35-12880 Railway Avenue, Richmond, British Columbia, Canada V7E 6G4
(Address of principal executive offices and Zip Code)

(604) 275-6519
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01      Entry into a Material Definitive Agreement.

As used in this current report, the terms “we”, “us” and “our” refer to Alton Ventures, Inc.

On October 20, 2006, we entered into an agreement and plan of merger (the “Merger Agreement”) with Arkanova Energy, Inc., a private Delaware corporation (“Arkanova”) and Arkanova Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ours (“Acquisition Corp.”). Pursuant to the terms of the Merger Agreement, at the effective time, Arkanova will merge with and into Acquisition Corp., with Acquisition Corp. carrying on as the surviving corporation, all of the issued and outstanding common shares in the capital of Arkanova will be immediately cancelled, and the former shareholders of Arkanova will be issued an aggregate of 13,000,000 post stock split common shares in the capital of our company as more particularly described below. A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

Business of Arkanova Energy, Inc.

Following the closing of the Merger Agreement, we will carry on the current business of Arkanova. Arkanova was incorporated under the laws of the State of Delaware on June 15, 2006, and is engaged in acquiring, exploring and developing oil and gas properties. Arkanova’s principal offices are located at Suite 1650, 200 Burrard Street, Vancouver, British Columbia V6C 3L6.

Arkanova’s principal assets consist of oil and gas leases for a 100% working interest in approximately 19,000 gross mineral acres located in the Fayetteville Shale trend in Phillips and Monroe Counties, Arkansas. Arkanova has also committed to acquire an additional 31,000 gross mineral acres in these two counties.

In addition, Arkanova has acquired an option to acquire oil and gas leases for a 100% working interest in an additional 15,000 gross mineral acres located in Deshea County, Arkansas.

Conditions Precedent to the Closing of the Merger Agreement

The closing of the Merger Agreement is subject to the satisfaction of several conditions precedent as set forth in the Merger Agreement, including the following:

1.

we will have changed our name to “Arkanova Energy Corporation” and effected a stock split whereby each share of our common stock issued and outstanding prior to the stock split will be converted into two shares of our common stock. The 13,000,000 common shares that we are required to issue pursuant to the Merger Agreement will be issued following completion of the proposed stock split;

2.

our President will have executed a return to treasury agreement whereby he agrees to tender the 5,000,000 common shares in the capital of our company held by him to our treasury for cancellation, without consideration;

3.	the Merger Agreement will have been be approved by a majority of the Arkanova shareholders;

4.	Arkanova will have provided to us audited financial statements for the period from its inception to September 30, 2006; and

5.	we will have raised at least US$5,000,000 by way of a private placement of our equity securities.

Due to the conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, we can offer no assurance that we will close the Merger Agreement.

Item 9.01      Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger dated October 20, 2006, among our company, Arkanova Acquisition Corp. and Arkanova Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTON VENTURES, INC.

/s/ Brian C. Doutaz

By: Brian C. Doutaz, President

October 23, 2006